                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                  ----------

                                   FORM 8-A


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



                        American Italian Pasta Company
--------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


              Delaware                                    84-1032638
--------------------------------------------------------------------------------
(State of Incorporation or Organization)       (IRS Employer Identification No.)


      1000 Italian Way, Excelsior Springs, Missouri           64024
--------------------------------------------------------------------------------
       (Address of Principal Executive Offices)             (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                  Name of Each Exchange on Which
          to be so Registered                  Each Class is to be Registered
          -------------------                  ------------------------------

      Class A Convertible Common                New York Stock Exchange
     Stock, par value $.001 per share

Securities to be registered pursuant to Section 12(g) of the Act:

                                       None

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the registrant's Class A Convertible Common Stock, par value $.001 per share, set forth under the heading "Description of Capital Stock" in the Registration Statement on Form S-1 (Registration No. 333-32827), as amended (the "Registration Statement"), filed by the registrant with the Securities and Exchange Commission is hereby incorporated by reference herein.

ITEM 2.  EXHIBITS.

     The securities being registered hereby are to be registered on an exchange on which no other securities of the registrant are registered. Therefore, all exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange, Inc. and are not filed with or incorporated by reference to this Registration Statement.

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  September 22, 1997            AMERICAN ITALIAN PASTA COMPANY


                                     By: /s/ Timothy S. Webster
                                        ----------------------------
                                     Name: Timothy S. Webster
                                     Title: President and Chief Executive
                                            Officer


                                     -3-